As filed with the Securities and Exchange Commission on June 5, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in its charter)

Washington	91-0470860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(206) 539-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kristy T. Harlan

Senior Vice President, General Counsel

and Corporate Secretary

Weyerhaeuser Company

220 Occidental Avenue South

Seattle, Washington 98104-7800

(206) 539-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

WEYERHAEUSER COMPANY

Senior Debt Securities

Preferred Shares

Preference Shares

Depositary Shares

Common Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide the specific terms of any securities that we offer in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

Our Common Shares are listed on the New York Stock Exchange under the symbol “WY.”

We may offer and sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in these securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, as well as the risks described in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus or the accompanying prospectus supplement, before you invest. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 5, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus. We may sell, in one or more offerings, any of the securities described in this prospectus. We may offer the securities independently or together in any combination for sale directly by us or through underwriters, agents or dealers.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and other terms of the securities offered. In addition, the prospectus supplement may add to, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated By Reference” before you invest.

You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. The delivery of this prospectus or any accompanying prospectus supplement will not under any circumstances imply that there has been no change in our affairs since the date of this prospectus or the prospectus supplement or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

All references to “we,” “us,” “our,” or “Weyerhaeuser” in this prospectus are to Weyerhaeuser Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and expressions such as “will be,” “will continue,” “will likely result,” and similar words and expressions. These statements are based on our current expectations and assumptions and are not guarantees of future performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements are not historical facts, but are only statements based on our current expectations and assumptions.

Forward-looking statements therefore involve substantial risks and uncertainties. A number of important factors could cause actual results to differ materially from those currently anticipated. A list and description of risks and uncertainties can be found under the headings “Forward-Looking Statements” and Item 1A. “Risk Factors,” in any accompanying prospectus supplement and in documents incorporated by reference, such as in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K, in any accompanying prospectus supplement and in the other documents incorporated by reference in this prospectus or the applicable prospectus supplement before making a decision to invest in our securities. Each of the risks described in those documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Information Incorporated By Reference” below.

WEYERHAEUSER COMPANY

Weyerhaeuser Company, incorporated in the state of Washington in 1900, is one of the world’s largest private owners of timberlands. As of December 31, 2023, we own or control 10.5 million acres of timberlands in the U.S. and manage an additional 14.1 million acres of timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Our objective is to maximize the long-term value of timberlands we own. We analyze each timberland acre comprehensively to understand its highest-value use. We realize this value in many ways, most notably through growing and harvesting the trees, but also by selling properties when we can create incremental value. In addition, we focus on opportunities to realize value through lease and royalty agreements for the surface and subsurface rights that exist in our ownership.

We are also one of the largest manufacturers of wood products in North America. We manufacture and distribute high-quality wood products, including structural lumber, oriented strand board, engineered wood products and other specialty products. These products are primarily supplied to the residential, multi-family, repair and remodel, industrial and light commercial markets. As of December 31, 2023, we operate 35 manufacturing facilities in the United States and Canada.

Sustainability and citizenship are part of our core values. Our sustainably managed forests and our wood products play a critical role in mitigating climate change, and our carbon record shows that our net impact is significantly carbon negative. In addition to practicing sustainable forestry, we focus on energy and resource efficiency, reducing greenhouse gas emissions, conserving natural resources and offering sustainable products that meet our customers’ needs. We operate with industry-leading safety results, actively support the communities in which we operate and communicate transparently with our investors and other stakeholders. We are recognized for our leading performance in the areas of ethics, citizenship and gender equality.

Our company is a real estate investment trust (“REIT”).

The mailing address of our principal executive offices is 220 Occidental Avenue South, Seattle, Washington 98104-7800, and the telephone number of our principal executive offices is (206) 539-3000.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital, capital expenditures, share repurchases, acquisitions and the payment or refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities.

DESCRIPTION OF SENIOR DEBT SECURITIES

This description of the Senior Debt Securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture referred to below. You should read the indenture because it, and not this description, defines your rights as holder of Weyerhaeuser’s Senior Debt Securities.

We may offer one or more series of Senior Debt Securities in one or more supplements to this prospectus. The Senior Debt Securities are to be issued in one or more series under an indenture to be entered into by Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to that indenture as the “Indenture.” The Indenture will be qualified under the Trust Indenture Act, as amended.

The following summarizes some of the general terms and provisions of the series of the Senior Debt Securities and the Indenture. The specific terms of a series of Senior Debt Securities and the Indenture will be described in the applicable prospectus supplement. Capitalized terms that are used but not defined in the following summary have the meanings given to those terms in the Indenture.

A form of the Indenture and of any certificates evidencing the Senior Debt Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

We may offer the Senior Debt Securities from time to time in as many distinct series as we may determine. The Senior Debt Securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. The Indenture does not limit the amount of Senior Debt Securities that we may issue under it. We may, without the consent of the holders of the Senior Debt Securities of any series, issue additional Senior Debt Securities ranking equally with, and otherwise similar in all respects to, the Senior Debt Securities of the series (except for the public offering price and the issue date) so that those additional Senior Debt Securities will be consolidated and form a single series with the Senior Debt Securities of the series previously offered and sold.

We may issue the Senior Debt Securities issued under the Indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These Senior Debt Securities, as well as other Senior Debt Securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to Senior Debt Securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

Senior Debt Securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the Senior Debt Securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those Senior Debt Securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the Senior Debt Securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at maturity, except if those Senior Debt Securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The Indenture provides that Senior Debt Securities may be issued under it from time to time in one or more series. For each series of Senior Debt Securities, this prospectus and the applicable prospectus supplement will describe the terms and conditions of that series of Senior Debt Securities, including:

•	the title and designation of the series;

•	the maximum aggregate principal amount, if any, established for Senior Debt Securities of the series;

•	the date or dates on which the principal of any Senior Debt Securities of the series will be payable or the method used to determine those dates;

•

the rate or rates (which may be fixed or variable) at which any Senior Debt Securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of Weyerhaeuser to extend the interest payment periods and the duration of such extensions, the date or dates on which a record shall be taken for the determination of holders to whom interest is payable or the method by which such rate or rates or date or dates is determined;

•	the place or places where the principal of and premium, if any, and interest on any Senior Debt Securities of the series will be payable and the manner in which any payment may be made;

•

our right, if any, to redeem Senior Debt Securities of the series and the period or periods within which, the price or prices at which and the terms and conditions upon which any Senior Debt Securities of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay any Senior Debt Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which and the period or periods within which or the date or dates on which and the terms and conditions upon which any Senior Debt Securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

•	if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Senior Debt Securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any Senior Debt Securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the Senior Debt Securities of the series are denominated, the manner in which such amounts shall be determined;

•	if other than U.S. dollars, the currency or currencies in which the Senior Debt Securities of a series are denominated;

•

if other than the entire principal amount thereof, the portion of the principal amount of any Senior Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;

•

if other than the coin, currency or currencies in which the Senior Debt Securities of the series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the Senior Debt Securities of such series shall be payable, including composite currencies or currency units;

•

if the principal of or interest on the Senior Debt Securities of the series are to be payable, at the election of Weyerhaeuser or a holder thereof, in a coin or currency other than that in which the Senior Debt Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	the terms applicable to any Senior Debt Securities issued at a discount to their stated maturity;

•

if other than by a board resolution, the manner in which any election by us to defease any Senior Debt Securities of the series pursuant to the Indenture will be evidenced; whether any Senior Debt Securities of the series other than Senior Debt Securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the Indenture; or, in the case of Senior Debt Securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the Senior Debt Securities of the series, in whole or any specified part, will not be defeasible pursuant to the Indenture;

•

if applicable, that any Senior Debt Securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for Senior Debt Securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

if the Senior Debt Securities of a series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•

any addition to, deletion from or change in the events of default applicable to any Senior Debt Securities of the series and any change in the right of the trustee or the requisite holders of those Senior Debt Securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to Senior Debt Securities of the series;

•

if the Senior Debt Securities of the series are to be convertible into or exchangeable for any other security or property of us, including, without limitation, securities of another person held by us or our affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

•

whether and under what circumstances we will pay additional amounts on the Senior Debt Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the Senior Debt Securities of the series rather than pay such additional amounts;

•	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents;

•	any provisions for the remarketing of the Senior Debt Securities of the series;

•	the price or prices at which the Senior Debt Securities of the series will be issued;

•

the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Senior Debt Securities of the series and any corresponding changes to the provisions of the Indenture then in effect; and

•	any other terms of the Senior Debt Securities of the series (which terms will not be inconsistent with the provisions of the Indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the Senior Debt Securities of a series as being either Senior Debt Securities bearing interest at a fixed rate of interest or Senior Debt Securities bearing interest at a floating rate of interest. Each Senior Debt Security will begin to accrue interest from the date on which it is originally issued. Interest on each Senior Debt Security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the Senior Debt Securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the Indenture, the term “business day” means, with respect to Senior Debt Securities of a series, unless otherwise provided by the board resolutions, officer’s certificate or supplemental indenture for such series, each day that is not a Saturday, Sunday or a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Senior Debt Security, are not required by any applicable law, regulation or executive order to be open.

Fixed Rate Debt Securities

If the Senior Debt Securities of a series being offered will bear interest at a fixed rate of interest, the Senior Debt Securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those Senior Debt Securities will be payable semi-annually in arrears on the interest payment dates for those Senior Debt Securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and accrued and unpaid interest, if any, to but excluding the redemption date, on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate Senior Debt Securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the Senior Debt Securities of a series being offered will bear interest at a floating rate of interest, the Senior Debt Securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the Senior Debt Securities of each series will be payable, and the Senior Debt Securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the Senior Debt Securities are no longer represented by a global security, payment of interest on certificated Senior Debt Securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Registered Global Securities.”

A holder may transfer or exchange any certificated Senior Debt Securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of, transfer or exchange of Senior Debt Securities, but we or the trustee may require payment by the holder of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Neither we nor the trustee nor any registrar is required to exchange, issue or register a transfer of any Senior Debt Security selected for redemption during a period beginning 15 calendar days before the date of mailing of a notice of redemption of the Senior Debt Security to be redeemed and ending on the date of the mailing of the relevant notice of redemption.

The registered holder of Senior Debt Securities will be treated as the owner of those Senior Debt Securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest on the Senior Debt Securities paid by us that remain unclaimed for two years after that payment was due and payable will be repaid to us, and the holders of those Senior Debt Securities will thereafter look solely to us for payment.

Certain Covenants

Unless otherwise indicated in the applicable prospectus supplement, our Senior Debt Securities will have the benefit of the following covenants contained in the Indenture:

Limitations on Secured Debt

Weyerhaeuser will not itself, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any indebtedness in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by Weyerhaeuser or any Restricted Subsidiary (herein called “liens”), without effectively providing that the Senior Debt Securities of each series then outstanding (together with, if Weyerhaeuser shall so determine, any other debt of Weyerhaeuser or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Senior Debt Securities) shall be secured equally and ratably with (or prior to) such secured debt, so long as such secured debt shall be so secured.

The foregoing restrictions do not apply, however, to:

(a)

liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by Weyerhaeuser or any Restricted Subsidiary after the date of the Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the Indenture;

(b)

liens on any property existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property of a person existing at the time such person becomes a Restricted Subsidiary);

(c)	liens in favor of, or which secure debt owing to, Weyerhaeuser or any subsidiary of Weyerhaeuser;

(d)

liens in favor of the United States of America or any state or territory thereof (including the District of Columbia), or any department, agency or instrumentality or political subdivision thereof or political entity affiliated therewith, or in favor of any other country or any political subdivision thereof, to secure, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

(e)

liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’, construction or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by Weyerhaeuser or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

(f)	liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business;

(g)

liens on specific items of inventory or other goods and the proceeds thereof securing obligations of Weyerhaeuser or any Restricted Subsidiary in respect of documentary letters of credit or banker’s acceptances issued or created for the account of Weyerhaeuser or any Restricted Subsidiary, as applicable, to facilitate the purchase, shipment or storage of such inventory or goods, in each case in the ordinary course of business;

(h)

pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with or to secure performance of bids, tenders, contracts (other than for the payment of money) or leases to which Weyerhaeuser or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Weyerhaeuser or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(i)

deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which Weyerhaeuser or any Restricted Subsidiary is a party or any other liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods, in each case in the ordinary course of business;

(j)

liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against Weyerhaeuser or any Restricted Subsidiary with respect to which Weyerhaeuser or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review (or for which the time to make an appeal has not yet expired) or liens incurred by Weyerhaeuser or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Weyerhaeuser or such Restricted Subsidiary is a party;

(k)

liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(l)

liens consisting of easements, rights-of-way, permits, servitudes, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of Weyerhaeuser or such Restricted Subsidiary and which do not, in the opinion of Weyerhaeuser, materially detract from the value of such properties;

(m)	liens existing on the first date on which such series of Senior Debt Securities are issued;

(n)	liens on cash and cash equivalents securing derivatives obligations or deposited as cash collateral on letters of credit;

(o)

liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Weyerhaeuser in excess of those required by applicable banking regulations or as otherwise set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended to provide collateral to the depository institution;

(p)

leases, licenses, subleases or sublicenses of assets (including with respect to real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of Weyerhaeuser and its subsidiaries taken as a whole;

(q)	liens securing Hedging Obligations (defined below);

(r)

the sale or other transfer of, or liens on, timber in connection with an arrangement under which Weyerhaeuser or any Restricted Subsidiary is obligated to cut such timber or a portion thereof in order to provide the transferee with a specified amount of money, however determined; or

(s)

any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part, of any lien referred to in the foregoing clauses (a) to (r), inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property or shares of stock that secured the lien extended, renewed or replaced (plus (1)(x) improvements on such property, (y) after-acquired property that is affixed or incorporated into the property covered by such lien and (z) in the case of liens originally permitted by clause (b), after-acquired property of the applicable Restricted Subsidiary to the extent the security agreements in place at the time of the acquisition of such Restricted Subsidiary required the grant of such lien in after-acquired property and (2) proceeds and products thereof) and (ii) the debt secured by such lien at such time is not increased (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement).

Notwithstanding the restrictions described above, Weyerhaeuser or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the Senior Debt Securities of each series then outstanding, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by Weyerhaeuser or a Restricted Subsidiary without equally and ratably securing the Senior Debt Securities of each series then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed the greater of (i) $2,500,000,000 or (ii) 15% of Consolidated Total Assets (defined below).

Notwithstanding the foregoing, any lien securing outstanding Senior Debt Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the debt secured by the lien giving rise to the requirement to provide a lien securing the outstanding Senior Debt Securities (including any deemed release upon payment in full of all obligations under such debt) or, with respect to any particular Principal Property of Weyerhaeuser or any particular Restricted Subsidiary securing outstanding Senior Debt Securities, upon any sale, exchange or transfer to any person not Weyerhaeuser or a Restricted Subsidiary of Weyerhaeuser of such Principal Property.

Limitations on Sale and Leaseback Transactions

Weyerhaeuser will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including Weyerhaeuser or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by Weyerhaeuser or a Restricted Subsidiary for a period, including renewals, in excess of three years (or which may not be terminated by Weyerhaeuser or the applicable Restricted Subsidiary within a period of not more than three years) of any Principal Property, which property has been owned and operated by Weyerhaeuser or any Restricted Subsidiary for more than 120 days and has been or is to be sold or transferred by Weyerhaeuser or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either:

(a)

Weyerhaeuser or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Senior Debt Securities of each series then outstanding, to incur debt secured by a lien on such property, pursuant to the provisions described in clauses (a) through (s) above under “—Limitations on Secured Debt;” or

(b)

Weyerhaeuser, within 360 days after such transaction shall have been made by Weyerhaeuser or by a Restricted Subsidiary, applies an amount not less than the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement to (i) the retirement of Funded Debt (defined below) of Weyerhaeuser; provided that the amount to be applied to the retirement of Funded Debt of Weyerhaeuser shall be reduced by (x) the principal amount of any outstanding Senior Debt Securities delivered within 360 days after such sale to the trustee for retirement and cancellation and (y) the principal amount of Funded Debt, other than outstanding Senior Debt Securities, voluntarily retired by Weyerhaeuser within 360 days after such sale or (ii) the purchase, construction or development of other property, facilities or equipment used or useful in Weyerhaeuser’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

Notwithstanding the restrictions described above, Weyerhaeuser and its Restricted Subsidiaries, or any of them, may enter into a sale and leaseback transaction, provided that at the time of such transaction, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all Attributable Debt in respect of sale and leaseback transactions existing at such time which could not have been entered into except for the provisions of this paragraph, together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “—Limitations on Secured Debt” above, does not at such time exceed the greater of (i) $2,500,000,000 or (ii) 15% of Consolidated Total Assets.

The restrictions on sale and leaseback transactions described above will not apply to (i) a sale and leaseback transaction between Weyerhaeuser and a Restricted Subsidiary or between Restricted Subsidiaries, (ii) any transaction involving the taking back of a lease for a period of less than three years and (iii) any sale and leaseback transaction entered into prior to the date of the Indenture.

Certain Definitions

The capitalized terms used in the summary of the covenants above have the following definitions:

“Attributable Debt” in respect of any sale and leaseback transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended), as determined in good faith by Weyerhaeuser. “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount may, if Weyerhaeuser so elects, also include the amount of such penalty, in which case no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Total Assets” means, at the date of determination, the consolidated total assets of Weyerhaeuser that is reported as “total assets” on the then most recent consolidated balance sheet of Weyerhaeuser publicly available and prepared in accordance with generally accepted accounting principles in the United States of America.

“Funded Debt” means debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such debt.

“Hedging Obligations” means:

(a)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(c)	other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices; and

(d)	other agreements or arrangements designed to protect against fluctuations in equity prices.

“Principal Property” means any timberlands located in the United States of America (other than its territories or possessions) or any facility (together with the land on which it is erected and fixtures comprising part of the land) used primarily for manufacturing or processing that is located within the United States of America (other than its territories or possessions) and owned by Weyerhaeuser or any subsidiary of Weyerhaeuser, the net depreciated book value of which on the date as of which the determination is being made exceeds the greater of (a) 1.5% of Consolidated Total Assets of Weyerhaeuser and (b) $250,000,000, except any such timberlands or facility which our Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by Weyerhaeuser and its subsidiaries, taken as a whole.

“Restricted Subsidiary” means any domestic subsidiary of Weyerhaeuser which owns Principal Property.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person unless:

(a)

the successor person (if not us) is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States of America, any state or territory thereof (including the District of Columbia) and such successor person assumes, by a supplemental indenture to the Indenture, all of our obligations on each series of the Senior Debt Securities and under the Indenture;

(b)	after giving effect to such transaction, no default or event of default shall have occurred and be continuing under the Indenture; and

(c)	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction or supplemental indenture complies with the Indenture.

Upon our consolidation with, or our merger into, any other person or conveyance, transfer or lease of our properties and assets substantially as an entirety in accordance with the provisions described above, the successor person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Weyerhaeuser under the Indenture with the same effect as if such successor person has been named as Weyerhaeuser therein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Indenture and the Senior Debt Securities.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the Indenture, means any of the following with respect to any series of Senior Debt Securities:

(a)	default in any payment of interest on any Senior Debt Security of such series when it becomes due and payable, continued for 30 days;

(b)	default in the payment of the principal or premium, if any, on any Senior Debt Security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(c)

default in the performance of, or breach of, any other covenant or warranty of Weyerhaeuser in the Indenture applicable to such series of Senior Debt Securities (other than our obligation to furnish our SEC filings with the trustee) and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail or e-mail, to Weyerhaeuser by the trustee or to Weyerhaeuser and the trustee by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(d)	certain events relating to our bankruptcy, insolvency or reorganization; or

(e)

any other Event of Default provided in the applicable resolution of our Board of Directors or the officer’s certificate or supplemental indenture under which we issue such series of Senior Debt Securities.

An Event of Default for a particular series of Senior Debt Securities does not necessarily constitute an Event of Default for any other series of Senior Debt Securities issued under the Indenture. If an Event of Default described in clause (a) or (b) above has occurred and is continuing with respect to any series of Senior Debt Securities, the trustee or the holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of each such affected series then outstanding under the Indenture (each such series voting as a separate class) may declare the entire principal of all the Senior Debt Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

If an Event of Default described in clause (c) above has occurred and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of all of the series affected thereby then outstanding under the Indenture (treated as one class) may declare the entire principal amount of all of the Senior Debt Securities of such series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.

The holders of a majority in principal amount of the outstanding Senior Debt Securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default described in clause (d) above occurs and is continuing, then the principal amount of all of the Senior Debt Securities outstanding under the Indenture, and any accrued interest thereon, will automatically become and be due and payable immediately, without any declaration or other act by the trustee or any holder.

The Indenture provides that the trustee shall within 90 days after it shall have received written notice of the occurrence of a default or Event of Default with respect to a particular series of Senior Debt Securities, give the holders of the Senior Debt Securities of such series notice of such default or Event of Default; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any Senior Debt Security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of Senior Debt Securities of that series.

The Indenture imposes limitations on suits brought by holders of Senior Debt Securities of any series against us. Except as provided below, no holder of Senior Debt Securities of any series may institute any action against us under the Indenture unless:

•	such holder has previously given to the trustee written notice of an Event of Default and continuance of that Event of Default with respect to the Senior Debt Securities of that series;

•

the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of the affected series have requested in writing that the trustee institute proceedings in respect of such Event of Default under the Indenture;

•	the requesting holders have offered the trustee security and/or indemnity satisfactory to it against the expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series.

Notwithstanding the foregoing, each holder of Senior Debt Securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Senior Debt Securities on the stated maturity or stated maturities expressed in such Senior Debt Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of Senior Debt Securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the Indenture.

Modification of the Indenture

The Indenture provides that from time to time, we and the trustee may, without the consent of the applicable holder of the Senior Debt Securities, amend or supplement the Indenture or the Senior Debt Securities of one or more series for specified purposes, including to:

•	reflect that a successor has succeeded Weyerhaeuser and has assumed Weyerhaeuser’s covenants and obligations under the Senior Debt Securities of such series and the Indenture;

•

add further covenants for the benefit of the holders of the Senior Debt Securities of such series or surrender any right or power conferred on Weyerhaeuser with respect to such series of the Senior Debt Securities;

•	surrender any right or power conferred to Weyerhaeuser in the Indenture;

•	add any additional Events of Default with respect to the Senior Debt Securities of such series;

•	pledge property to the trustee as security for the Senior Debt Securities of such series;

•	add guarantees with respect to the Senior Debt Securities of such series;

•

evidence the appointment of a trustee other than the trustee initially named in the Indenture with respect to any other series of the Senior Debt Securities in accordance with the provisions of the Indenture;

•

evidence the appointment of a successor trustee with respect to the Senior Debt Securities of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of trusts under the Indenture by more than one trustee;

•	modify the Indenture in order to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments of that act;

•	issue and establish the form and terms and conditions of any other series of Senior Debt Securities as provided in the Indenture;

•

cure any ambiguity, mistake or inconsistency in the Indenture or in the Senior Debt Securities of such series, or make any other addition, change or elimination to the provisions in the Indenture, as long as the interests of the holders of the outstanding Senior Debt Securities of such series are not adversely affected in any material respect (as determined by Weyerhaeuser);

•	make any addition, change or elimination to the Indenture in respect of a series of Senior Debt Securities to be created under the Indenture in the future;

•	provide for uncertificated Senior Debt Securities in addition to or in place of certificated Senior Debt Securities;

•	conform the text of the Indenture, any supplemental indenture or the Senior Debt Securities of any series to the “Description of Notes” applicable to such series of Senior Debt Securities; or

•	comply with the rules of any applicable securities depositary.

The Indenture also provides that we and the trustee may, with the consent of the holders of at least a majority of the outstanding aggregate principal amount of the Senior Debt Securities of each series affected thereby, add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or of any supplemental indenture, or modify in any manner the rights of the holders of the Senior Debt Securities of each such series.

Certain changes cannot be made to the Indenture or the Senior Debt Securities of one or more series without approval of each affected holder of the Senior Debt Securities of such series, including the following:

•	reducing the principal or any premium or changing the stated maturity of the Senior Debt Securities of such series;

•	reducing the rate of, or changing the stated maturity of, any payment of interest on the Senior Debt Securities of such series;

•	making the principal, premium or interest of the Senior Debt Securities of such series payable in a currency other than the currency set forth in such series or changing the place of payment;

•	reducing the principal amount of the outstanding Senior Debt Securities of such series whose holders must consent to supplement the Indenture or to waive any of its provisions;

•	modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the stated maturity of the Senior Debt Securities of such series; or

•	expressly subordinating the Senior Debt Securities of such series to other indebtedness of ours.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the Indenture as set forth below.

We may discharge our obligations to holders of any series of Senior Debt Securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by, among other things, depositing with the trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Senior Debt Securities not theretofore delivered for cancellation, for the principal of (and premium, if any) and accrued and unpaid interest (if any) on, and any mandatory sinking fund payments to the date of such deposit or to the stated maturity or redemption date, as the case may be; provided that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption.

Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of Senior Debt Securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of Senior Debt Securities and provisions of the Indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee as trust funds in trust, cash or U.S. government obligations or foreign government obligations, as applicable, in an amount certified to be sufficient to pay when due the principal of and interest, if any on and any mandatory sinking fund in respect of all outstanding Senior Debt Securities of the applicable series; provided that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the applicable series of Senior Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law;

•	no default or Event of Default with respect to the Senior Debt Securities of the applicable series shall have occurred and be continuing on the date of deposit; and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Although we may discharge or defease our obligations under the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of Senior Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Senior Debt Securities or to maintain an office or agency in respect of any series of Senior Debt Securities.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the Senior Debt Securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the Senior Debt Securities in certificated form. DTC will therefore require secondary market trading activity in the Senior Debt Securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Senior Debt Securities.

Registered Global Securities

Unless otherwise provided in the applicable prospectus supplement, we will issue the Senior Debt Securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the Senior Debt Securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for Senior Debt Securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of such successor.

The prospectus supplement or pricing supplement, if any, relating to a series of Senior Debt Securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for Senior Debt Securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the Senior Debt Securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the Senior Debt Securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by the registered global security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the Senior Debt Securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the Senior Debt Securities in the definitive form; and

•	will not be considered the owners or holders of the Senior Debt Securities under the Indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the Indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on Senior Debt Securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Weyerhaeuser, the trustee or any other agent of Weyerhaeuser or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any Senior Debt Securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any Senior Debt Securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the Senior Debt Securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the Senior Debt Securities of a series represented by one or more registered global securities. In such event, we will issue Senior Debt Securities of that series in a definitive form in exchange for all of the registered global securities representing the Senior Debt Securities of that series. The trustee will register any Senior Debt Securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Governing Law

The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. will serve as trustee under the Indenture.

The Indenture provides that there may be more than one trustee under the Indenture, each with respect to one or more series of Senior Debt Securities. If there are different trustees under the Indenture for different series of Senior Debt Securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee under the Indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of Senior Debt Securities for which it is the trustee. Any trustee under the Indenture may resign or be removed with respect to one or more series of Senior Debt Securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the Senior Debt Securities) of, the Senior Debt Securities of a series will be effected by the trustee with respect to that series at an office designated by that trustee in the United States.

The Indenture contains limitations on the right of the trustee, should it become a creditor of Weyerhaeuser, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest relating to any duties with respect to the Senior Debt Securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series of Senior Debt Securities, provided that, the trustee may refuse, without liability, to follow any direction that it determines in its sole discretion conflicts with law or the Indenture, or may be unduly prejudicial to the rights of other holders of the Senior Debt Securities, or may involve the trustee in personal liability. The Indenture provides that in case an Event of Default has occurred and is continuing, the trustee must exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Senior Debt Securities, unless they shall have offered to the trustee security and/or indemnity satisfactory to it.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, the authorized capital stock of Weyerhaeuser Company consists of:

•	1,360,000,000 common shares having a par value of $1.25 per share (the “Common Shares”);

•	7,000,000 preferred shares having a par value of $1.00 per share, issuable in series (the “Preferred Shares”); and

•	40,000,000 preference shares having a par value of $1.00 per share, issuable in series (the “Preference Shares”).

At April 22, 2024, there were outstanding:

•	729,017,347 Common Shares;

•	employee stock options to purchase an aggregate of approximately 1,070,545 Common Shares;

•	performance share units issuable into a maximum of 1,623,413 Common Shares;

•	restricted stock units issuable into a maximum of 1,877,538 Common Shares;

•	no Preferred Shares; and

•	no Preference Shares.

Restrictions on Ownership and Transfer of Capital Stock

Weyerhaeuser Company elected to be taxed as a REIT commencing with its taxable year ending December 31, 2010. To continue to qualify for taxation as a REIT, we must comply with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Weyerhaeuser’s Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of its capital stock to protect us from losing our status as a REIT. For more information, see “Certain Federal Income Tax Considerations—REIT Qualification—Ownership and Transfer Restrictions.”

Provisions of Washington Law Applicable to Capital Stock

Washington law contains provisions that could delay, deter or prevent a change in control of Weyerhaeuser. Washington law provides that if a person or group of persons (an “acquiring person”) beneficially acquires the voting shares entitled to cast votes comprising ten percent or more of the voting power of a target Washington corporation, such as Weyerhaeuser, the target corporation may not enter into a “significant business transaction” with the acquiring person or affiliate or associate of the acquiring person for a period of five years, unless the transaction is approved (i) by a majority of the members of the board of directors of the target corporation prior to the acquisition of such shares by the acquiring person or (ii) after the acquiring person’s acquisition of such shares, by a majority of the members of the board of directors of the target corporation and at an annual or special meeting of shareholders by two-thirds of the votes entitled to be cast by the outstanding voting shares of the target corporation, except for the shares beneficially owned by or under the voting control of the acquiring person.

Washington law further provides that, except for transactions approved as described above, a target corporation may not engage at any time in a merger, share exchange or consolidation with an acquiring person or its affiliate or associate, or liquidate or dissolve pursuant to an agreement with an acquiring person, unless either (i) the aggregate consideration received by the shareholders of the target corporation is at least equal to the market value of such target corporation’s shares at certain defined points in time and the consideration is paid promptly in cash to the shareholders or (ii) the transaction is approved at a meeting of the target corporation’s shareholders no earlier than five years after the acquisition of ten percent or more of such target corporation’s voting stock by the acquiring person, which approval must be by the votes of a majority of shareholders entitled to be counted within each voting group of shareholders entitled to vote separately on the transaction with any shares owned by the acquiring person not allowed to be voted.

“Significant business transaction” is defined under Washington law to include, among other types of transactions: (a) a merger, share exchange or consolidation of a target corporation with the acquiring person; (b) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with such acquiring person of assets having an aggregate market value equal to five percent or more of (i) the aggregate market value of all the assets of a target corporation on a consolidated basis, (ii) the aggregate market value of all outstanding shares of a target corporation on a consolidated basis, or (iii) the earning power or net income of a target corporation on a consolidated basis; (c) the termination of five percent or more of the employees of a target corporation or its subsidiaries employed in the State of Washington, whether at one time or over a period of five years as a result of the acquiring person’s acquisition of ten percent or more of the shares of such target corporation; (d) the liquidation or dissolution of a target corporation pursuant to an agreement with an acquiring person; or (e) a reclassification of securities, including without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split or recapitalization of a target corporation, or a merger or consolidation of a target corporation with one of its subsidiaries pursuant to an agreement with an acquiring person that has the effect, directly or indirectly, of increasing the proportionate ownership by the acquiring person of outstanding shares of a class or series of voting shares or securities convertible into voting shares of such target corporation or its subsidiary.

Transactions that do not comply with the above-described requirements are void under Washington law. These provisions of Washington law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our capital stock and also could limit the price investors are willing to pay for shares of our capital stock.

DESCRIPTION OF PREFERRED SHARES

The following description of certain general terms and provisions of our Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preferred Shares to which a prospectus supplement may relate. Other specific terms of such Preferred Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preferred Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 7,000,000 shares of Preferred Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without further action by our shareholders, to approve the issuance of Preferred Shares from time to time in one or more series. Our Articles of Incorporation provide that all Preferred Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation, up to a maximum aggregate amount for all series of Preferred Shares of $350,000,000;

•	sinking fund provisions, if any, for the redemption or purchase of Preferred Shares;

•	the terms and conditions, if any, on which Preferred Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preferred Shares will rank senior to Common Shares with respect to accrued dividends and assets available upon liquidation, on parity with the Preference Shares with respect to accrued dividends, and senior to the Preference Shares with respect to rights upon liquidation, winding-up or dissolution, with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon. There are currently no Preferred Shares outstanding.

The prospectus supplement relating to the Preferred Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•	the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Articles of Incorporation and Washington law.

The holders of Preferred Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preferred Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preferred Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preferred Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preferred Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preferred Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preferred Shares have not been declared and paid or set apart for payment in full on all outstanding Preferred Shares for all past dividend periods and the current dividend period the following restrictions apply:

•	no dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preferred Shares;

•	no funds may be set aside for the redemption of Preferred Shares of any series (including any sinking fund payment for the Preferred Shares);

•

no funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preferred Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preferred Shares; and

•	accrued and unpaid dividends on the Preferred Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preferred Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preferred Shares of these amounts, then those assets will be distributed ratably among such holders of Preferred Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preferred Shares will not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations;

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser; or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preferred Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of Preferred Shares, each series of Preferred Shares will be entitled to one vote (not as a class) on each matter submitted to a vote at a meeting of shareholders. As long as any Preferred Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, amend our Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preferred Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preferred Shares or of any outstanding series of Preferred Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preferred Shares;

•	change the Preferred Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preferred Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preferred Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preferred Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preference Shares, if any. If at any time the holders of the Preferred Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preferred Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preferred Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preferred Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preferred Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preferred Shares will continue until all arrears in payment of quarterly dividends on the Preferred Shares have been paid and dividends on Preferred Shares for the then current quarter have been declared and paid or set apart for payment. When the special voting rights of the Preferred Shares terminate, the term of office of the directors elected by the Preferred Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preferred Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERENCE SHARES

The following description of certain general terms and provisions of our Preference Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preference Shares to which a prospectus supplement may relate. Other specific terms of such Preference Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preference Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 40,000,000 Preference Shares having a par value of $1.00 per share. The Preference Shares offered hereby will be issued in one or more series. All Preference Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors without further action by our shareholders:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation;

•	sinking fund provisions, if any, for the redemption or purchase of Preference Shares;

•	the terms and conditions, if any, on which Preference Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares, the Preferred Shares or any other series of Preference Shares, or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preference Shares rank senior to Common Shares with respect to accrued dividends and assets available upon liquidation, on parity with the Preferred Shares with respect to dividend rights, and subordinate to the Preferred Shares with respect to assets available upon liquidation with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon. There are currently no Preference Shares outstanding.

The prospectus supplement relating to the Preference Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•

the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Articles of Incorporation and Washington law.

The holders of Preference Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preference Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preference Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preference Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preference Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preference Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preference Shares have not been declared and paid or set apart for payment in full on all outstanding Preference Shares for all past dividend periods and the current dividend period, the following restrictions apply:

•	no dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preference Shares;

•	no funds may be set aside for the redemption of Preference Shares of any series (including any sinking fund payment for the Preference Shares);

•

no funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preference Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preference Shares; and

•	accrued and unpaid dividends on the Preference Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preference Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preference Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preference Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preference Shares of these amounts, then those assets will be distributed ratably among such holders of Preference Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preference Shares will not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations;

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser; or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preference Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. As long as any Preference Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preference Shares, amend our Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preference Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preference Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preference Shares or of any outstanding series of Preference Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preference Shares;

•	change the Preference Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preference Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preference Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preference Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preferred Shares, if any. If at any time the holders of the Preference Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preference Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preference Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preference Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preference Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preference Shares will continue until all arrears in payment of quarterly dividends on the Preference Shares have been paid and dividends on Preference Shares for the then current quarter have been declared and paid or set apart for payment. When the special voting rights of the Preference Shares terminate, the term of office of the directors elected by the Preference Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preference Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Weyerhaeuser may offer depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Shares or Preference Shares of any series. If we offer Depositary Shares, we will enter into a deposit agreement (“Deposit Agreement”) with a bank or trust company, as depositary (“Depositary”). Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the Deposit Agreement.

The following summarizes selected provisions of the Deposit Agreement, the Depositary Shares and the Depositary Receipts. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable Deposit Agreement and related Depositary Receipts. You should read the particular terms of any Depositary Shares and Depositary Receipts that we offer along with the Deposit Agreement related to the particular series of Preferred Shares or Preference Shares, all of which will be described in more detail in the applicable prospectus supplement. A copy of the form of Deposit Agreement, including the form of Depositary Receipt, will be incorporated by reference as an exhibit to the registration statement to which the applicable prospectus supplement is a part. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

We may, at our option, elect to offer fractional shares of Preferred Shares or Preference Shares, rather than full shares of Preferred Shares or Preference Shares. If we choose to offer fractional shares, we will cause the Depositary to issue Depositary Receipts evidencing the related Depositary Shares. Each Depositary Receipt will represent a fractional interest, to be set forth in the applicable prospectus supplement, of a share of a particular series of Preferred Shares or Preference Shares.

The shares of any series of Preferred Shares or Preference Shares represented by Depositary Shares will be deposited under a separate Deposit Agreement between Weyerhaeuser and the applicable Depositary. Any Depositary we select must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled to all of the rights and preferences of the respective Preferred Shares or Preference Shares in proportion to the applicable fraction of a share of Preferred Shares or Preference Shares represented by that Depositary Share, including dividend, voting, redemption, conversion and liquidation rights.

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Shares or Preference Shares in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon our written order, execute and deliver temporary Depositary Receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

The applicable prospectus supplement relating to the Depositary Shares will describe their specific terms, including, where applicable:

•	the terms of the series of Preferred Shares or Preference Shares deposited by Weyerhaeuser under the related Deposit Agreement;

•	the number of Depositary Shares and the fraction of one share of such Preferred Shares or Preference Shares represented by one such Depositary Share;

•	whether such Depositary Shares will be listed on any securities exchange; and

•	other specific terms of the Depositary Shares and the related Deposit Agreement.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Shares or Preference Shares to the record holders of Depositary Receipts relating to such Preferred Shares or Preference Shares.

In the event of a non-cash distribution, the Depositary will attempt to distribute property it receives to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date. If the Depositary determines that it is not feasible to make such a distribution, it may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, which may include the sale of such property and the distribution of the net proceeds from the sale to holders of the Depositary Receipts.

Redemption and Repurchase of Preferred Shares or Preference Shares

If a redeemable series of Preferred Shares or Preference Shares represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed using the proceeds received by the Depositary from the redemption of shares of such series of Preferred Shares or Preference Shares held by the Depositary. The Depositary Shares will be redeemed at a price per Depositary Share equal to the applicable fraction of the redemption proceeds per share payable for the shares of Preferred Shares or Preference Shares so redeemed. Whenever we redeem shares of Preferred Shares or Preference Shares held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Shares or Preference Shares so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary will select the Depositary Shares to be redeemed by lot or pro rata or by any other equitable method determined by the Depositary.

After the redemption date, the Depositary Shares called for redemption will no longer be outstanding and all rights of the holders of the related Depositary Receipts with respect to the Depositary Shares called for redemption will end, except the right to receive the redemption amount payable upon surrender of Depositary Receipts to the Depositary.

Withdrawal of Preferred Shares or Preference Shares

Unless the related Depositary Shares have already been called for redemption, holders of Depositary Receipts may surrender their Depositary Receipts at the specified office of the Depositary and receive the number of whole shares of the related series of Preferred Shares or Preference Shares and any money or other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Shares or Preference Shares on the basis described in the applicable prospectus supplement, but holders of whole shares of Preferred Shares or Preference Shares will not thereafter be entitled to deposit these Preferred Shares or Preference Shares under the Deposit Agreement or to receive Depositary Receipts in exchange therefor. If the Depositary Shares surrendered by the holder in connection with a withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Shares or Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

Voting Deposited Preferred Shares and Preference Shares

If the Depositary receives notice of any meeting at which the holders of any series of deposited Preferred Shares or Preference Shares are entitled to vote, the Depositary will mail the information contained in the meeting notice to the record holders of the related Depositary Receipts. The record date for the holders of the Depositary Receipts will be the same date as the record date for the related series of Preferred Shares or Preference Shares. Each record holder of such Depositary Receipts on the record date will be entitled to instruct the Depositary how to vote the number of Preferred Shares or Preference Shares represented by the holder’s Depositary Shares. The Depositary will take all practicable steps to vote the number of Preferred Shares or Preference Shares represented by such Depositary Shares in accordance with such instructions, and we will take all reasonable actions that the Depositary deems necessary to enable the Depositary to do so. The Depositary will abstain from voting any Preferred Shares or Preference Shares for which it does not receive specific voting instructions from the holders of the related Depositary Receipts.

Amendment and Termination of Deposit Agreement

Weyerhaeuser and the Depositary may amend the form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of the Depositary Receipts issued under any Deposit Agreement or the related Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of such Depositary Shares then outstanding. The rules of any securities exchange on which such Depositary Shares may be listed may require approval of a greater proportion. No such amendment may impair the right of any holder of Depositary Receipts to receive the related Preferred Shares or Preference Shares upon surrender of such Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective who continues to hold such Depositary Receipt, and any transferee of such holder who then acquires such Depositary Receipt, will be deemed to consent and agree to such amendment and to be bound by the amended Deposit Agreement. The Deposit Agreement may be terminated if:

•	all outstanding Depositary Shares issued thereunder have been redeemed;

•	each share of Preferred Shares and Preference Shares deposited thereunder has been converted into or exchanged for other securities or has been withdrawn; or

•	there has been a final distribution in respect of the Preferred Shares or Preference Shares deposited thereunder in connection with any liquidation, dissolution or winding up of Weyerhaeuser.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant series of Preferred Shares or Preference Shares. We will also pay all fees and expenses incurred by the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal. Any successor Depositary must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the applicable Depositary Receipts all reports and communications from us which are delivered to the Depositary with respect to the deposited Preferred Shares or Preference Shares.

Neither the Depositary nor Weyerhaeuser will be liable if either of them is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Weyerhaeuser and the Depositary under the Deposit Agreement will be limited to performance in good faith of our and its duties under the Deposit Agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of the Preferred Shares or Preference Shares unless satisfactory indemnity is furnished. The Depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON SHARES

The following description of certain general terms and provisions of our Common Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Common Shares to which a prospectus supplement may relate. Other specific terms of such Common Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Common Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 1,360,000,000 Common Shares having a par value of $1.25 per share. Our Common Shares are traded on the New York Stock Exchange under the symbol “WY.” Computershare Investor Services serves as transfer agent and registrar of the Common Shares. Our Common Shares will be, when issued against full payment of the purchase price therefor, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares. The rights of holders of Common Shares will be subject to the rights of holders of any Preferred Shares and any Preference Shares that may be issued and outstanding from time to time. Our Board of Directors can authorize the issuance of Preferred Shares and Preference Shares without shareholder approval. Such issued shares could have voting, conversion and other rights that could adversely affect the rights of holders of Common Shares. Our Board of Directors also could authorize the issuance of additional Common Shares from time to time without shareholder approval.

Dividends

The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding Preferred Shares and Preference Shares have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, our assets must be used in the following order of priority:

•	payment of or provision for all of our debts and liabilities;

•	payment of all sums to which the Preferred Shares or Preference Shares may be entitled; and

•	distribution ratably to holders of our Common Shares the remaining assets of Weyerhaeuser.

Voting Rights

The holders of Common Shares currently possess exclusive voting rights on all matters submitted to our shareholders. However, holders of our Preferred Shares and Preference Shares would have special voting rights with respect to the election of directors in the event that we fail to pay dividends thereon in an amount equal to at least six quarterly dividends. In addition, our Board of Directors may also specify other voting rights with respect to Preferred Shares or Preference Shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of directors is fixed from time to time by resolution adopted by our Board of Directors.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities.

Warrants may be issued independently or together with other securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the particular warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants we may offer, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Other Warrants

We may issue warrants to purchase securities other than debt securities. The applicable prospectus supplement will describe the terms of any other warrants, including the following as applicable:

•	the title of the warrants;

•	the securities (which may include Common Shares, Preferred Shares, Preference Shares or Depositary Shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the Common Shares, Preferred Shares, Preference Shares or Depositary Shares with which the warrants are issued, and the number of the warrants issued with each such share;

•	if applicable, the date on and after which the warrants and the related Common Shares, Preferred Shares, Preference Shares or Depositary Shares will be separately transferable;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

No Rights as Holders of Securities

Prior to the exercise of the warrants, holders of warrants will not have any of the rights of holders of the debt securities or the shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares purchasable upon such exercise. Warrant holders also will not be entitled to receive any payments of any principal, interest, dividends or other distributions on the securities purchasable upon such exercise.

Transfer and Exchange

Certificates representing warrants may be exchangeable for new certificates representing warrants of different authorized denominations at any office or agency of the relevant warrant agent maintained for that purpose. The exact terms and conditions of any exchange will be described in the related warrant agreement prior to the date of exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares. The price per share of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares, and the number of shares, may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract, (b) warrants, and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, Common Shares, Preferred Shares, Preference Shares or Depositary Shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material U.S. federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to one or more purchasers, or through a combination of any of these methods.

We may offer and sell the securities described in this prospectus in any one or more of the following ways:

•	to or through underwriters, dealers, agents or other third parties;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	through a combination of any of the above methods of sale; or

•	through other means permitted pursuant to applicable law.

Each time we sell securities, we will provide a prospectus supplement that will describe the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, dealers or agents; and

•	other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

If underwriters are used in the sale, the underwriters may acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.

In connection with the sale of securities, underwriters and agents may receive compensation from us in the form of discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Any discounts or commissions paid by Weyerhaeuser to any underwriters or agents in connection with the offering of securities will be stated in the applicable prospectus supplement. Any discounts, concessions or commissions allowed by underwriters to participating dealers will also be stated in the applicable prospectus supplement.

To facilitate the offering of the securities offered by any prospectus supplement, and in accordance with applicable law and industry practice, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities at levels above those that might otherwise prevail in the open market. They also may take such actions for other securities that may be issued upon conversion, exchange or exercise of the securities or the prices of which may be used to determine payments on the securities. The underwriters may over-allot in connection with the offering, creating a short position in the applicable securities for their own account. In addition, to cover over-allotments or to stabilize the price of the applicable securities, the underwriters may engage in transactions for those securities in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Any of these activities may stabilize or maintain the market price of the applicable securities above independent market levels. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, and if commenced may end any of these activities at any time.

We may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. In addition, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. The terms of any such sales will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements entered into with Weyerhaeuser to indemnification against certain specified liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for Weyerhaeuser or our affiliates in the ordinary course of business.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relating to the taxation and qualification of Weyerhaeuser Company as a REIT. The information in this discussion is based on current provisions of the Code and the Treasury Regulations thereunder, as well as existing judicial decisions and IRS administrative interpretations and practices, all of which are subject to change either prospectively or retroactively.

Future legislation, Treasury Regulations, administrative interpretations and practices and/or judicial decisions could significantly change the law and adversely affect our taxation and qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the positions described in the discussion below.

Taxation of Weyerhaeuser as a REIT

Under federal income tax law, if certain detailed conditions imposed by the Code and related Treasury Regulations are satisfied, an entity that invests principally in real estate and that would otherwise be subject to tax as a corporation may elect to be treated as a REIT for federal income tax purposes. These conditions relate, in part, to the nature of the entity’s assets and income. Provided Weyerhaeuser Company qualifies as a REIT, Weyerhaeuser Company generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that we currently distribute to our shareholders each year. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This treatment substantially eliminates the “double taxation” applicable to regular corporations that are subject to taxation once at the corporate level, when income is earned, and again at the shareholder level, when that income is distributed.

We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2010. For tax purposes, this election was effective as of January 1, 2010. Although no assurance can be given, we believe that we have organized and operated in a manner that qualifies for taxation as a REIT as of January 1, 2010 and through the date of this filing, and we intend to continue to operate in such a manner.

Our future qualification and taxation as a REIT will depend on our ability to meet on an ongoing basis (through actual annual operating results, asset base, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code described below. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will be able to qualify as a REIT for any particular year. In addition, no assurance can be given that the IRS will not challenge the conclusions and tax positions described in this discussion. Further, the anticipated income tax treatment we describe in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “Failure to Qualify as a REIT.”

We expect to derive most of our REIT income from investments in timberlands, including the sale of standing timber. Weyerhaeuser Company owns various taxable REIT subsidiaries (“TRSs”), which include our manufacturing businesses, our real estate development business and our non-qualified timberland segment. Income earned by the TRSs will be subject to federal corporate income taxes. In addition, we will be subject to a variety of other taxes, including payroll taxes, state, local and non-U.S. income taxes, property taxes and other taxes on our assets and operations.

Even if Weyerhaeuser Company qualifies to be taxed as a REIT, we will be subject to federal corporate income tax under certain circumstances, including the following:

•	We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•

We will be subject to tax at the highest corporate rate (currently 21%) on any (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test described below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset test or other requirements applicable to REITs described below yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on, and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a TRS, if and to the extent that the IRS successfully determines the items were not transacted at arm’s length and adjusts the reported amounts of these items.

REIT Qualification

To qualify for taxation as a REIT, we must meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), (6) and (7) must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Accordingly, our capital stock must be held by at least 100 persons and no more than 50% of the value of its capital stock may be owned, directly or indirectly, by five or fewer “individuals” at any time during the last half of the taxable year. For these purposes, certain entities such as private foundations are treated as “individuals.”

Ownership and Transfer Restrictions

In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Our Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of our capital stock so that we comply with the ownership rules described above and to protect us from losing our status as a REIT. However, no assurance can be given that these restrictions will ensure that we will in all cases continue to comply with the REIT requirements.

Our Articles of Incorporation provide that, subject to certain exceptions:

•

No person may beneficially or constructively own more than 9.9% of the number of shares or aggregate value of the outstanding shares of any class or series of our capital stock, which includes our Common Shares. If our Board of Directors has excepted a holder from this restriction, such excepted holder may not beneficially or constructively own more than the limit established by our Board of Directors.

•

No person may beneficially own shares of our capital stock if such ownership would result in Weyerhaeuser being “closely held” within the meaning of section 856(h) of the Code or otherwise failing to qualify as a REIT.

•

No person may constructively own shares of our capital stock if such ownership would result in Weyerhaeuser owning (actually or constructively) an interest in a tenant that is described in section 856(d)(2)(B) of the Code if the income derived from the tenant would cause us not to satisfy the gross income requirements of section 856(c) of the Code.

•

No person may transfer any beneficial or constructive ownership of shares of our capital stock if as a result of such transfer shares of our capital stock would be beneficially owned by fewer than 100 persons within the meaning of section 856(a)(5) of the Code.

•	No person may constructively own shares of our capital stock if it would result in Weyerhaeuser not being a “domestically controlled REIT” within the meaning of section 897(h) of the Code.

•	No person may beneficially own shares of our capital stock if it would result in Weyerhaeuser being “pension held” within the meaning of section 856(h)(3)(D) of the Code.

If there is any purported transfer of shares of capital stock or any other event that would result in a person (the “Intended Transferee”) beneficially owning shares in violation of the restrictions described above, or that would result in our disqualification as a REIT, that number of shares that would cause a violation (referred to below as “excess shares”) will be automatically transferred to a trust for the benefit of a charitable organization. If such transfer to a trust would not for any reason avoid a violation of the restrictions, such transfer will be null and void and of no force or effect with respect to the Intended Transferee as to the excess shares. However, these restrictions do not preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange or other national securities exchange.

In the case of an automatic transfer to a trust, the beneficiary will be a qualified charitable organization selected by our Board of Directors.

Such automatic transfer will be deemed to be effective as of the close of business on the trading day prior to the date of the violative transfer. Within 90 days after receiving notice of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own such shares without violating the applicable ownership limitation provision. The trustee, upon a sale of these shares, would then distribute to the Intended Transferee an amount equal to the lesser of the price paid by the Intended Transferee for the excess shares or the net sales proceeds received by the trust for the excess shares. Where excess shares are transferred to a trust other than as a result of a transfer for value, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Intended Transferee an amount equal to the lesser of the fair market value of the excess shares as of the date of the automatic transfer to the trust or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Intended Transferee will be distributed to the charitable beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive in trust for the charitable beneficiary all dividends and other distributions paid by us with respect to the excess shares.

In addition, the shares of capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or other transaction not for value, the market price at the time of the gift or other transaction) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept such offer until such time as the trustee has sold the shares in the trust. Upon the sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds of the sale to the Intended Transferee and the charitable beneficiary as described above.

The restrictions on transferability and ownership will not apply if our Board of Directors waives the application of the ownership limitations with respect to a person subject to such limits, provided that our Board of Directors obtains representations and undertakings from such person as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of shares of our capital stock will not cause us to fail to qualify as a REIT and such person agrees in writing or enters into an agreement or undertaking in connection with such exemption.

To monitor compliance with the REIT ownership requirements, we generally are required to maintain records regarding the actual ownership of our capital stock. To do so, we must request written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock (i.e., the persons required to include in gross income the REIT dividends paid by us). A list of persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. Treasury Regulations require a shareholder that fails or refuses to comply with the request to submit a statement with its tax return disclosing its actual ownership of the stock and certain other information. If we comply with these requirements and do not know, or exercising reasonable due diligence would not have known, of our failure to meet condition (6) above under “Organizational and Ownership Requirements” we will be treated as having met this condition.

The ownership limitations and transfer restrictions described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interest.

Ownership of Interests in Subsidiary REITS, Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

A significant amount of our timberlands is held in a subsidiary that we operate to qualify as a REIT, and we may in the future invest in other timberlands and other real estate through one or more other subsidiary entities that are intended to qualify as REITs. While our ownership interest in the subsidiary REIT is a qualifying real estate asset for purposes of the company’s 75 percent asset test described above, any failure of the subsidiary REIT to maintain its own separate REIT status would generally result in the subsidiary being subject to regular U.S. corporate income tax, as described above, and the company’s ownership interest in the subsidiary no longer qualifying as a real estate asset for purposes of the 75 percent asset test. If this were to occur, the company’s own REIT qualification could be affected.

In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. Thus, our pro rata share of the assets and items of income of any partnership are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

We have control of the subsidiary partnerships and limited liability companies in which Weyerhaeuser Company has an interest and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, we have in the past and we may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. Although no assurance may be given, we intend to ensure adequate controls are in place in any limited liability companies or partnerships we enter into to assure compliance with the REIT rules.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if Weyerhaeuser Company owns 100% of the corporation’s outstanding stock and if we do not elect with the subsidiary to treat it as a TRS, as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. A TRS also includes any corporation other than a

REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. We conduct a significant portion of our business activities through one or more TRSs and may acquire securities in additional TRSs in the future.

A TRS is subject to income tax on its income at the normal corporate rate (currently 21%). A REIT’s ownership of securities of TRSs will not be subject to the 10% or 5% asset test described below (though the value of TRS securities held by a REIT is limited under the 20% asset test described below), and their operations will be subject to the provisions described above. We would be subject to a 100% penalty tax if we engaged in certain non-arm’s length transactions with our TRSs.

Income Tests

In order to maintain our qualification as a REIT, Weyerhaeuser Company must annually satisfy two gross income requirements. First, for each taxable year we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from “prohibited transactions,” certain patronage dividends, certain hedging income and foreign currency gains) from investments relating to real property or mortgages on real property (including “rents from real property” and “gain from the sale or other disposition of real property”) or from certain types of temporary investments. Second, for each taxable year we must derive, directly or indirectly, at least 95% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from real property investments that satisfy the 75% test, dividends, interest and gain from the sale or disposition of shares or securities. Effective for taxable years beginning after December 31, 2015, interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test but will continue to be treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.

If a REIT realizes any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business, then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. In addition, such income would be subject to a 100% tax. We attempt to conduct any activities that could give rise to a prohibited transaction through our TRSs. For example, the manufacture and sale of wood products, certain types of timberland sales and sales of logs are conducted through our TRSs. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Because of the factual nature of the determination and complexity of the rules, we may not always be successful in limiting such activities to our TRSs. If we were not successful, such activities could be subject to the 100% prohibited transaction tax.

Sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. We generally intend to conduct our activities so that our sales of timberlands, other than those undertaken by our TRSs, qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor. The principal requirements that have to be satisfied are: (i) the property sold was held by us for not less than two years in connection with our timber business; (ii) the timberlands sold during a tax year cannot have either an aggregate tax basis that exceeds ten percent of the aggregate tax bases of all of our assets, or an aggregate fair market value that exceeds ten percent of the aggregate fair market value of all of our assets, as of the beginning of the relevant tax year; (iii) expenditures with respect to the timberlands for the two years prior to the sale may not exceed certain specified limits; (iv) substantially all of the marketing expenditures with respect to the property must be made through an independent contractor or a TRS of the REIT; and (v) the sales price must not have a profit contingency related to the sold property.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. Substantially all of the rental income that we have received in the past and anticipate receiving in the future is derived from hunting leases, leases for the use of real property and rental of rights of way.

We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. While we do not expect to receive a substantial amount of rental income, we will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income tests.

We expect to derive a substantial portion of our income from sales of standing timber to certain of our TRSs pursuant to contracts qualifying under section 631(b) of the Code. Provided that certain requirements are satisfied, income from sales of standing timber under these contracts generally will be treated as income from sales of interests in real property and therefore as qualifying income under the REIT 75% and 95% gross income tests. Although we have not sought a ruling from the IRS, the IRS has indicated in several private rulings that such income will be deemed derived from the sale of real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Weyerhaeuser Company has had investments in entities located outside the United States and in the future we may invest in entities or properties located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any “passive” foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 95% test. Additionally, any “real estate” foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 75% test. The exclusions from the 95% and 75% will only apply provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. Even if these relief provisions apply, a tax would be imposed with respect to the excess non-qualifying gross income.

Asset Tests

At the close of each calendar quarter, Weyerhaeuser Company must satisfy the following tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must consist of:

•	interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds;

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in mortgages on real property;

•	shares in other REITs;

•

investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term; and

•

effective for taxable years beginning after December 31, 2015, certain debt instruments of publicly offered REITs (as defined above), interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage.

Second, not more than 25% of our total assets may be represented by securities other than securities satisfying the 75% test.

Third, effective for taxable years beginning after December 31, 2015, that not more than 25% of the REIT’s total assets may be represented by certain debt instruments issued by publicly offered REITs).

Fourth, other than investments included in the 75% asset class or securities of our TRSs, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Fifth, other than investments included in the 75% asset class or securities of our TRSs, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, excluding certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities). In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Sixth, for our taxable year 2018 and subsequent, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Our Board of Directors will determine the value of our assets for the purpose of determining compliance with the REIT asset tests. Our Board of Directors’ determination is binding upon the IRS so long as our Board of Directors acts in good faith. As of the date of this prospectus, we believe that Weyerhaeuser Company has satisfied the 75% asset test described above related to the value of our real estate assets, and, although no assurance can be given, we expect that after the date of this prospectus we will continue to meet the 75% asset test.

We believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur. However, there can be no assurance we will always be successful, or will not require a reduction in our direct or indirect interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of a preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets since such quarter and is not wholly or partly caused by our acquisition of securities or other property. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after a 30-day cure period. One such relief provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “—Failure to Qualify as a REIT.”

Annual Distribution Requirements

To qualify as a REIT we are required to make distributions (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and (3) any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short or possibly long-term borrowings, issue equity, or sell assets. Under certain circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, while we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

If Weyerhaeuser Company fails to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. As a result, cash available for distribution could be significantly reduced. After having qualified as a REIT, if we later fail to qualify, unless entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be taxed as a REIT for the four taxable years following the year during which our REIT qualification was lost.

Interest Deduction Limitation

Commencing in taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion.

Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an electing real property trade or business. If this election is made, certain depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which generally is less favorable than the generally applicable system of depreciation under the Code. Because our operations qualify as a real property trade or business, we may elect not to have the interest deduction limitation apply to us. If we do not make the election, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.weyerhaeuser.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and contains important information about us and our financial condition.

The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed February 16, 2024;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed April 26, 2024;

•	Current Reports on Form 8-K filed January 24, 2024 and May 13, 2024; and

•

The description of our Common Stock contained in Exhibit 4(r) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or calling us at:

Weyerhaeuser Company

220 Occidental Avenue South

Seattle, Washington 98104-7800

Attention: Investor Relations

Telephone: (800) 525-5440

You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus and incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Perkins Coie LLP.

EXPERTS

The consolidated financial statements of Weyerhaeuser Company as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses to be borne by Weyerhaeuser in connection with the offering of the securities, other than underwriting discounts and commissions, are as follows:

Registration fee - Securities and Exchange Commission (1)	$—
Accounting fees and expenses (2)	—
Legal fees and expenses (other than Blue Sky) (2)	—
Rating agencies’ fees (2)	—
Printing expenses (2)	—
Trustee’s and registrar’s fees and expenses (2)	—
Blue Sky fees and expenses (2)	—
Miscellaneous (2)	—

Total (2)	$—

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (the “WBCA”) authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer. Section 23B.08.560 of the WBCA authorizes a corporation, if provided for in its articles of incorporation, by provision in a bylaw or resolution approved by its shareholders to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by WBCA Sections 23B.08.510 through 23B.08.550, provided that the corporation may not indemnify any director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to violate WBCA Section 23B.08.310 (relating to unlawful distributions), or (c) any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property or services to which the director was not legally entitled.

Article XI of our Articles of Incorporation provides that we may indemnify any person, and will indemnify our directors, against all liability arising from or in connection with service or employment for or other affiliation with the corporation or other firms or entities to the maximum extent permitted by law. Our Articles of Incorporation provide that the procedures for those seeking indemnification and/or advancement of expenses are as set forth in our Bylaws. Article XII of our Bylaws provides that we will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, to the full extent and in the manner set forth in and permitted by the WBCA and any other applicable law as from time to time in effect.

We maintain directors’ and officers’ liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Section 23B.08.320 of the WBCA authorizes Washington corporations to limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that the corporation may not eliminate or limit the liability of a director for (a) acts or omissions that involve intentional misconduct or a knowing violation of law by a director, (b) conduct that violates WBCA Section 23B.08.310 (relating to unlawful distributions), or (c) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

Article X of our Articles of Incorporation provides that, to the full extent permitted by the WBCA as described above or as may be amended, a director shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director.

Under the underwriting agreements filed or to be filed or incorporated by reference as exhibits hereto, the underwriters may agree to indemnify, under certain conditions, the registrant, its directors, certain of its officers and persons, if any, who control the registrant within the meaning of the Securities Act against certain liabilities. The registrant, its directors, certain of its officers and persons, if any, who control the registrant may be entitled to similar indemnity under other agreements entered into with underwriters, agents and dealers involved in the distribution of the securities from time to time.

It is the opinion of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

1.1*	Form of Underwriting Agreement (Senior Debt Securities, Preferred Shares, Preference Shares, Depositary Shares, Common Shares, Warrants, Stock Purchase Contracts, or Stock Purchase Units).

4.1#	Form of certificate evidencing the Common Shares (incorporated by reference from the Registration Statement on Form S-3 filed April 4, 1983).

4.2	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on May 6, 2011 - Commission File Number 1-4825, and to Exhibit 3.1 to the Current Report on Form 8-K filed on June 20, 2013 - Commission File Number 1-4825).

4.3	Bylaws (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on October 26, 2018 - Commission File Number 1-4825).

4.4**	Form of Indenture between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A.

4.5*	Form of Senior Debt Securities.

5.1**	Opinion of Perkins Coie LLP.

8.1*	Opinion regarding tax matters.

23.1**	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

23.2**	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney of certain officers and directors (contained on the signature pages of this registration statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., the trustee under the registrant’s form of Indenture listed as Exhibit 4.4.

107**	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in this registration statement where applicable in connection with any offering of securities.
**	Filed herewith.
#	Filed in paper - hyperlink not required pursuant to Rule 105 of Regulation S-T.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided however, That: the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 5, 2024.

WEYERHAEUSER

By:	/s/ Devin W. Stockfish
Name: Devin W. Stockfish
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Devin W. Stockfish, David M. Wold, and Kristy T. Harlan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and her and in his and her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, any related registration statements filed pursuant to Rule 462 under the Securities Act, and any other documents filed in connection with any such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 5, 2024.

Signature

/s/ Devin W. Stockfish Devin W. Stockfish	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David M. Wold David M. Wold	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Mark A. Emmert Mark A. Emmert	Director

/s/ Rick R. Holley Rick R. Holley	Director

/s/ Sara Grootwassink Lewis Sara Grootwassink Lewis	Director

/s/ Deidra C. Merriwether Deidra C. Merriwether	Director

/s/ Al Monaco Al Monaco	Director

Signature

/s/ James C. O’Rourke James C. O’Rourke	Director

/s/ Nicole W. Piasecki Nicole W. Piasecki	Director

/s/ Lawrence A. Selzer Lawrence A. Selzer	Director

/s/ Kim Williams Kim Williams	Director